Exhibit 5.1

February 1, 2006	Main +1.858.450.8400 Fax +1.858.450.8499

NuVasive, Inc.

4545 Towne Centre Court

San Diego, CA 92121

Re:	NuVasive, Inc. – Registration of 1,150,000 Additional Shares Pursuant to
Rule 462(b) of the Securities Act of 1933, as amended.

Ladies and Gentlemen:

We have acted as counsel to NuVasive, Inc., a Delaware corporation (the “Company”), in connection with its public offering of shares of common stock pursuant to (i) the Company’s registration statement on Form S-3 (Commission File No. 333-130354) (the “Registration Statement”), as declared effective on February 1, 2006 by the Securities and Exchange Commission (the “Commission”), and (ii) the registration statement on Form S-3 expected to be filed with the Commission on or about February 1, 2006, pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “Securities Act”) (the “462(b) Registration Statement”) for the purpose of registering under the Securities Act 1,150,000 additional shares of the Company’s common stock (the “Shares”), of which 150,000 shares will be issued only upon exercise of an option to purchase additional shares granted to the Company’s underwriters. The Shares are to be sold directly to purchasers or through agents or underwriters, including the underwriters listed on the cover page of the prospectus forming a part of the 462(b) Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

We have examined the originals, or photostatic, faxed, .pdf or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all records, documents and instruments submitted to us as originals, the conformity to the original documents of all documents submitted to us as photostatic copies, faxes or .pdf files, and the authenticity of the originals thereof.

Based on the examination described above, subject to the assumptions stated above and subject to final action by the board of directors of the Company or a pricing committee of the board of directors and the authorization, execution and delivery of an underwriting agreement with respect thereto (the “Agreement”), we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) and the Agreement, will be legally issued, fully paid and nonassessable.

This opinion is limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

We consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

/s/ Heller Ehrman LLP